Exhibit 99.1

Molson Coors Announces Europe President and CEO Simon Cox to Retire at the End of the Year

Sergey Yeskov, Managing Director of Central and Eastern Europe, to transition into the role

GOLDEN, Colo. & MONTREAL--(BUSINESS WIRE)--November 3, 2021--Molson Coors Beverage Company (NYSE: TAP) (NYSE: TAP.A) (TSX: TPX.A) (TSX: TPX.B) today announced the retirement of Simon Cox, president and CEO of Molson Coors European business unit. Sergey Yeskov, the company’s current managing director of Central and Eastern Europe (CEE), will transition into Cox’s role on January 1, 2022.

“Sergey’s well-rounded experience across geographies and business functions, along with his people-first approach, will be an asset to our Europe team and for our entire global business,” said Molson Coors president and CEO, Gavin Hattersley. “Under Sergey’s leadership, Molson Coors will continue to build strength for our people and for our business throughout the Europe business unit.”

Hattersley made the announcement from the company’s United Kingdom's head office this morning and was joined by Cox and Yeskov.

A native of Ukraine, Yeskov has held senior leadership positions for Molson Coors throughout the world – delivering impressive business results and building a strong reputation for his people-first approach. Prior to serving as managing director of CEE, he served as the president and CEO of Molson Coors International where he lived in the United States and oversaw operations in India, Africa, Latin America, Japan and many more markets throughout the world. He also served as chief sales and commercial officer in Molson Coors Canada. Prior to that, he led Molson Coors’ businesses in Croatia and Bosnia.

Cox retires after more than three decades in the beer industry. A master brewer by training, he worked for Molson Coors for 16 years where he led both supply chain and on trade sales teams, as well as the strategy function in the UK before going on to successfully run the UK business. He was subsequently selected to run Molson Coors Europe. During that time, he built an impressive record of success, including the acquisitions of Cobra, Sharp’s Brewery and Aspall Cyder.

“Simon has brought our European business to where it is today, and all of us owe him a debt of gratitude for what he has helped us deliver and who he has helped us become,” said Hattersley. “We will miss his conviction in our values and his unwavering commitment to prioritizing our people, but I couldn’t be happier that he will be able to relax, unwind and travel with his wife and kids.”

Molson Coors’ Europe business has performed strongly through September 30, 2021, essentially reaching 2019 revenue levels in the third quarter. The business plans to keep this momentum up by stepping up its European marketing investments.

About Molson Coors

For more than two centuries Molson Coors has been brewing beverages that unite people to celebrate all life’s moments. From Coors Light, Miller Lite, Molson Canadian, Carling, and Staropramen to Coors Banquet, Blue Moon Belgian White, Blue Moon LightSky, Vizzy, Leinenkugel’s Summer Shandy, Creemore Springs, Hop Valley and more, Molson Coors produces many beloved and iconic beer brands. While the company’s history is rooted in beer, Molson Coors offers a modern portfolio that expands beyond the beer aisle as well. Our ESG strategy is focused on People and Planet with a strong commitment to raising industry standards and leaving a positive imprint on our employees, consumers, communities and the environment. To learn more about Molson Coors Beverage Company, visit molsoncoors.com, MolsonCoorsOurImprint.com or on Twitter through @MolsonCoors.

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, the Company may also provide oral or written forward-looking statements in other materials the Company releases to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.

Statements that refer to future events or circumstances are forward-looking statements, and include, but are not limited to, the Company’s, projections of future financial performance, our anticipated results and leadership expectations. In addition, statements that the Company makes in this press release that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, expectations regarding the impacts of the coronavirus pandemic on our business, smooth transition of leadership, our ability to deliver against the revitalization and the factors discussed in Part I—Item 1A “Risk Factors” in the Company’s 2020 Annual Report on Form 10-K, filed with the SEC on February 11, 2021, and those described from time to time in the Company’s past and future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

News Media
Marty Maloney, (312) 496-5669